Exhibit 10.10
LOAN AND PLEDGE AGREEMENT
     THIS LOAN AND PLEDGE AGREEMENT (this “Agreement”) dated as of October 17, 2005 is made by Glendon E. French (the “Borrower”), residing at 238 Avila Road, San Mateo, CA 94402 in favor of Asthmatx, Inc. (“Asthmatx”), a California corporation with its principal place of business at 1340 Space Park Way, Mountain View, CA 94043.
RECITALS
     A. The Borrower desires to borrow Two Hundred Thousand Dollars ($200,000.00) from Asthmatx in order to finance the purchase of One Million (1,000,000) shares (the “Shares”) of Asthmatx’s Common Stock, $0.001 par value per share, issued upon the exercise of certain stock options (the “Options”) granted by Asthmatx to the Borrower pursuant to certain Stock Option Exercise Agreements governing such exercises (the “Exercise Agreements”). As used herein, “Shares” means and includes any securities or other property received in exchange for Shares, whether pursuant to a merger, consolidation, reorganization, recapitalization or similar event.
     B. Asthmatx is willing to make the Loan (as defined below) upon the condition, among others, that the Borrower enter into this Agreement and grant the security interest and pledge hereinafter described to secure the Liabilities (as defined in Section 16 hereof).
     NOW, THEREFORE, for and in consideration of the premises and the Loan made by Asthmatx and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Loan. Subject to the terms hereof, Asthmatx will make, on or after the date hereof, a loan (the “Loan”) to the Borrower in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000.00), which Loan shall be made solely for the purpose of allowing Borrower to pay the applicable exercise price required in order to exercise Options. The Loan shall be payable in full on the earlier of (i) July 1, 2015, (ii) ninety (90) days after the date of any termination of the Borrower’s employment with Asthmatx for any reason, (iii) the date immediately preceding the date that Asthmatx (or any successor entity whose securities are exchanged for Shares) files a registration statement pursuant to the Securities Act of 1933, as amended, if such filing would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002 if the loan were to remain outstanding, or (iv) in the event Asthmatx is to be acquired (by merger, sale or otherwise) by a company (or any parent entity) whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended and such acquisition would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002 if the loan were to remain outstanding, then immediately prior to the consummation of such acquisition (any such date in clauses (i) through (iv), the “Maturity Date”).
     2. Note. The Loan shall be evidenced by a full recourse promissory note of the Borrower in the original principal amount of Two Hundred Thousand Dollars ($200,000.00) (the “Note”), payable to Asthmatx in accordance with its terms, such Note to be substantially in the form of Exhibit A attached hereto. The Note shall be dated the date of the Loan and shall have the blanks therein appropriately completed.

     3. Interest Rate. The Loan shall bear interest on the outstanding principal amount thereof at the annual rate of 4.19%, compounded annually.
     4. Prepayment of the Loan. The Borrower may prepay any portion of the amounts due under the Loan at any time. Any pre-payments shall be applied first to the payment of interest and then to reduce the principal balance of the Loan. If at any time the Borrower shall sell, transfer or otherwise dispose of the Shares for cash consideration (a “Sale”), the Borrower shall be required to prepay the Loan and the Note with the net-after-tax proceeds (less applicable brokerage commissions, underwriters discounts and other related expenses) of such sale. In addition, to the extent that such net-after-tax proceeds are less than the aggregate exercise price of the Shares being sold, then it shall be a condition of Borrower’s sale of such Shares that Borrower pay to Asthmatx in cash, at the time of such sale, the difference between such aggregate exercise price of the Shares being sold and the net-after-tax proceeds of such sale. The net-after-tax proceeds of such Sale (and any additional amounts paid pursuant to the immediately preceding sentence) shall be applied first to the payment of interest and any remainder shall be applied to reduce the principal balance of the Loan. Notwithstanding anything to the contrary herein, Borrower shall not sell, transfer or otherwise dispose of any Shares that are unvested and still subject to a right of repurchase pursuant to any Exercise Agreement.
     5. Conditions Precedent to Loan. The obligation of Asthmatx to make the Loan is subject to the condition precedent that Asthmatx shall have received, in form and substance satisfactory to Asthmatx and its counsel, the following:
     (a) this Agreement and the Note, duly executed by the Borrower;
     (b) the pledged Collateral with stock powers for the pledged Collateral duly executed by the Borrower; and
     (c) such other documents, and completion of such other matters, as Asthmatx may deem necessary or appropriate.
     6. Security Interest and Pledge. To secure the prompt, punctual, and faithful performance of all and each of the present and future Liabilities of the Borrower to Asthmatx, the Borrower hereby grants to Asthmatx, a security interest in and to, and assigns, pledges, and delivers to Asthmatx certificates representing all of the Shares (“Pledged Securities”), together with appropriate undated stock powers duly executed in blank, and all products, proceeds, substitutions, additions, interest, dividends, and other distributions in respect thereto, as described in Section 7 below (all of which are referred to hereinafter as the “Collateral”).
     7. Stock Dividends, Distributions, Etc. If, while this Agreement is in effect, the Borrower shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), whether as an addition to, in substitution of or in exchange for any shares of any Pledged Securities, or otherwise, the Borrower agrees to accept the same as agent for Asthmatx and to hold the same in trust on behalf of and for the benefit of Asthmatx and to deliver the same forthwith to Asthmatx in the exact form received, with the endorsement of the Borrower when necessary and/or with appropriate undated stock powers duly executed in blank, to be held by Asthmatx as part of the Collateral. In case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of Asthmatx or pursuant to the reorganization thereof, the property so distributed shall be delivered to Asthmatx as Collateral. All sums of money and property so paid or distributed in respect of the Pledged Securities which are received by the Borrower shall, until paid or delivered to Asthmatx, be held by the Borrower in trust as Collateral.
     8. Cash Dividends; Voting Rights. Unless a Default (as defined in Section 11) has occurred and is continuing, the Borrower shall be entitled to receive all cash dividends paid in respect of the Pledged Securities, to vote the Pledged Securities and to give consents, waivers and ratifications, and to take other action in respect of the Pledged Securities. After the occurrence and during the continuance of any Default, Asthmatx shall have the right, upon notice to the Borrower, to receive all cash dividends paid in respect of the Pledged Securities and to exercise voting rights as specified in Section 12 below.
     9. Borrower’s Representations. The Borrower hereby represents, warrants and covenants as follows:
          (a) The Borrower has the full power, authority and legal right to enter into this Agreement to be bound hereby and to perform and observe the terms and conditions hereof, and is in compliance with all applicable material laws, rules and regulations.
          (b) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and to moratorium laws from time to time in effect and to general principles of equity.
          (c) The execution, delivery and performance by the Borrower of this Agreement does not and will not (i) violate or constitute a default under any provision of any agreement, note or instrument which is binding upon the Borrower or by which his properties are bound or materially affected, or any law, rule or regulation, order writ, injunction or decree of any court or governmental instrumentality or any contractual restriction binding on the Borrower, or (ii) require any filing with or consent or other act by or in respect of any governmental authority or other person or entity (other than the filing of the appropriate number of UCC-1 financing statements covering the Pledged Securities, if necessary, and any consent obtained by the Borrower prior to the date hereof) or (iii) constitute a default thereunder or result in the imposition or require the creation of any lien or charge (other than those created, continued or otherwise contemplated hereby) upon the assets of the Borrower,
          (d) The Pledged Securities consist of not fewer than one million (1,000,000) shares of Common Stock of Asthmatx and are held and owned by the Borrower free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, other than those in favor of Asthmatx.
     10. Borrower’s Covenants. The Borrower shall
          (a) if the Collateral is in the form of a certificated security, within the meaning of the Uniform Commercial Code, as adopted in the State of California (the “Code”), surrender possession of the Collateral to Asthmatx;
          (b) if the Collateral is in the form of an uncertificated security, within the meaning of the Code, cause Asthmatx to record this pledge in the records of Asthmatx relating to the Pledged Securities;
          (c) execute all such instruments, documents, and papers, and will do all such acts as Asthmatx may reasonably request now and from time to time hereafter with respect to the perfection of the security interest granted herein and the assignment effected hereby,;
          (d) keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, except in favor of Asthmatx or created by Asthmatx;
          (e) deliver to Asthmatx, if and when received by the Borrower, any item representing or constituting any of the Collateral or, except as otherwise provided herein, proceeds of Collateral;
          (f) not cause or permit any of the Collateral presently evidenced by a written certificate to be converted to uncertificated securities, except on request of Asthmatx;
          (g) not exercise any right with respect to the Collateral which would dilute or otherwise adversely affect Asthmatx’s rights to the Collateral.
     11. Default. Upon the occurrence of a Default, any and all Liabilities of the Borrower to Asthmatx shall become immediately due and payable at the option of Asthmatx and without further notice or demand, in addition to which Asthmatx may exercise Asthmatx’s rights and remedies upon Default, as set forth hereinafter. For purposes of this Agreement, a “Default” under this Agreement shall mean any of the following events: (i) any representation or warranty made by the Borrower in this Agreement being untrue in any material respect when made, (ii) failure of the Borrower to observe or perform any other covenant, agreement or other term of this Agreement or the Note and the continuation of such failure without it having been duly cured for a period of thirty (30) days after written notice thereof given by Asthmatx to the Borrower, or (iii) Borrower’s initiation of bankruptcy proceedings.
     12. Effect of Default. Upon the occurrence of any Default, and at any time thereafter, unless and until the Default may be cured, Asthmatx shall have the right to apply the Collateral toward the satisfaction of the Liabilities, to sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral for application towards (but not necessarily in complete satisfaction) of the Liabilities, in addition to all of the rights and remedies of a secured party upon default under the Code. Subject to the limitations set forth in the Note, the Borrower shall remain liable to Asthmatx for any deficiency remaining following such application to any

Liabilities. Any and all shares of the Pledged Securities may be registered in the name of Asthmatx or its nominee, and Asthmatx or its nominee may thereafter without further notice exercise all voting and corporate rights at any meeting of any issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer or upon the exercise by any issuer or Asthmatx or such nominee of any right, privilege or option pertaining to any shares of the Pledged Securities, and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Asthmatx shall have no duty to exercise any of the aforesaid rights, privileges or options prior to proceeding against any other assets of Borrower in satisfaction of any of the Liabilities and shall not be responsible for any failure to do so or delay in so doing so long as it acts in good faith. The Borrower acknowledges that any exercise by Asthmatx of Asthmatx’s rights upon default may be subject to compliance by Asthmatx with state and/or federal law governing the sale of securities. Except as otherwise provided herein, the net proceeds which Asthmatx shall receive from the sale of the Collateral, in accordance with the provisions hereof, shall be applied in the following manner: First, to the payment of all costs and expenses incurred by Asthmatx in connection with the administration and enforcement of, or the preservation of any rights under, or otherwise in connection with this Agreement (including, without limitation, the costs and expenses of retaking, holding, preparing for sale or selling of any Collateral and the reasonable fees and disbursements of its counsel and agents); Second, to the payment of all other Liabilities in such order of priority as Asthmatx may determine in its sole discretion; and Third, as otherwise provided by applicable law.
     13. Private Placements.
     (a) The Borrower recognizes that Asthmatx may be unable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the federal securities laws and applicable state or foreign securities law, but may resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Asthmatx shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the federal securities law, or under applicable state securities law, even if the issuer would agree to do so.
     (b) The Borrower further agrees to use commercially reasonable efforts to do or cause to be done all such other acts and things (other than effect the registration of the Pledged Securities under applicable federal, state or foreign laws) as may be necessary to make such sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrower’s expense. The Borrower further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to Asthmatx, and that Asthmatx will have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against the Borrower.
     14. Appointment of Asthmatx as Attorney-in-Fact. In furtherance of the remedies provided in Sections 12 and 13, the Borrower hereby designates Asthmatx as and for the attorney-in-fact of the Borrower after the occurrence and during the continuance of a Default to endorse in favor of Asthmatx any of the Collateral, to cause the transfer of any of the Collateral in such name as Asthmatx may from time to time determine, to cause the issuance of certificates for book entry and/or uncertificated securities, and to make demand and to initiate actions to accomplish the purposes of this Agreement. In connection with any action to enforce any of Asthmatx’s rights with respect to the Collateral, Asthmatx may make such compromise or settlement with respect to the Collateral as Asthmatx determines to be appropriate. After and during the continuance of a Default, and in furtherance of the remedies provided in Sections 12 and 13, Asthmatx shall also have and may exercise at any time all rights, remedies, powers, and discretions of the Borrower with respect to and under the Collateral. The within designation, being coupled with an interest, is irrevocable until the within instrument is terminated by a written instrument executed by a duly authorized officer of Asthmatx. Asthmatx shall not be liable for any act or omission to act pursuant to this Paragraph except for any act or omission to act which is in actual bad faith or which is grossly negligent.
     15. Cumulative Remedies. The rights, remedies, powers, privileges, and discretions of Asthmatx hereunder (hereinafter, “Asthmatx’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies, which it otherwise may have. No delay or omission by Asthmatx in exercising or enforcing any of Asthmatx’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by Asthmatx of any Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of Asthmatx’s Rights and Remedies and no other agreement or transaction of whatever nature entered into between Asthmatx and the Borrower at any time shall preclude any other exercise of Asthmatx’s Rights and Remedies. No waiver by Asthmatx of any of Asthmatx’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Asthmatx’s Rights and Remedies and all of Asthmatx’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Asthmatx at such time or times and in such order of preference as Asthmatx in its sole discretion may determine.
     16. Definition of Liabilities. “Liabilities” shall mean principal and interest under the Note plus all reasonable costs of collection incurred by Asthmatx in connection with the enforcement of the Note.
     17. Waivers by Borrower. The Borrower

          (a) waives presentment, demand, notice, and protest with respect to the Liabilities and the Collateral; and
          (b) waives any delay on the part of Asthmatx; and
          (c) assents to any indulgence or waiver which Asthmatx may grant or give to the Borrower or any other person liable or obliged to Asthmatx for or on the Liabilities; and
          (d) agrees that no release of any property securing the Liabilities shall affect the rights of Asthmatx with respect to the Collateral hereunder; and
          (e) if entitled thereto, waives the right to notice and/or hearing prior to Asthmatx’s exercising of Asthmatx’s rights and remedies hereunder upon default.
     18. Partial Release Upon Pay-Down of the Note. Upon written notice from the Borrower that he wishes to sell some or all of the Pledged Securities and apply the net-after-tax proceeds of such sale to amounts due under the Note, Asthmatx agrees to deliver promptly to the Borrower or a broker designated by the Borrower and reasonably satisfactory to Asthmatx certificates representing such Pledged Securities, provided that such instructions include or are accompanied by irrevocable instruction from the Borrower (with signature guarantee), if applicable, to the broker requiring that the net after-tax proceeds (less applicable brokerage commissions, underwriters discounts and other related expenses) from the sale of such Pledged Securities be delivered by check payable to Asthmatx and that a certificate for any shares of the Pledged Securities remaining unsold be returned to Asthmatx.
     19. Duties of Asthmatx. Asthmatx shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of Asthmatx and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. Asthmatx’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.
     20. Binding Agreement. This Agreement shall be binding upon the Borrower and upon the Borrower’s representatives, successors, and assigns, and shall inure to the benefit of Asthmatx and its successors and assigns.
     21. Complete Agreement. This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations among Asthmatx and the Borrower concerning the matters included herein and in such other instruments. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be Asthmatx, then by a duly authorized officer thereof other than the Borrower.
     22. Use of Originals. This Agreement and all other documents in Asthmatx’s possession which relate to the Liabilities may be reproduced by Asthmatx by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and, with the exception of instruments constituting the Collateral, Asthmatx may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is an existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile, or further reproduction shall likewise be admissible in evidence.
     23. Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight courier or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive notice at its or his respective address set forth in the first paragraph of this Agreement or such other address as such party shall have designated by notice in writing to the other party in accordance with this section.
     24. Governing Law. This Agreement, and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of California. The Borrower submits to the jurisdiction of the courts of said State for all purposes with respect to this Agreement and the Borrower’s relationships with Asthmatx.
     25. Sealed Instrument. It is intended that this Agreement take effect as a sealed instrument.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned has executed the foregoing Loan and Pledge Agreement as of the date first above written.

/s/ Glendon E. French, individually

Glendon E. French, individually

EXHIBIT A
FULL RECOURSE PROMISSORY NOTE

$200,000.00	San Mateo, CA
October 17, 2005
     For value received, the undersigned Glendon E. French of San Mateo, California (the “Borrower”), promises to pay to Asthmatx, Inc. (“Asthmatx”), the principal sum of Two Hundred Thousand Dollars ($200,000.00), with interest on the unpaid principal balance at the annual rate of 4.19%, compounded annually. Interest shall accrue from the date hereof on the unpaid principal balance and shall be compounded annually. Except as otherwise agreed to by the Borrower and the holder, payments of principal and interest shall be made in lawful money of the United States of America at the principal office of Asthmatx in California, or by check mailed to such other place as the holder hereof shall designate. Capitalized terms not otherwise defined herein shall have the same meanings given to them in the Loan and Pledge Agreement (as defined below).
     The principal amount of this Note and all accrued interest thereon shall become due and payable in full on the earlier of (i) July 1, 2015, (ii) ninety (90) days after the date of any termination of the Borrower’s employment with Asthmatx for any reason, (iii) the date immediately preceding the date that Asthmatx (or any successor entity whose securities are exchanged for Shares) files a registration statement pursuant to the Securities Act of 1933, as amended, if such filing would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002 if the loan were to remain outstanding, or (iv) in the event Asthmatx is to be acquired (by merger, sale or otherwise) by a company (or any parent entity) whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended and such acquisition would result in a violation of Section 402 of the Sarbanes-Oxley Act of 2002 if the loan were to remain outstanding, then immediately prior to the consummation of such acquisition (any such date in clauses (i) through (iv), the “Maturity Date”).
     If there occurs a Default, or any other default in the performance of any of the terms, agreements, covenants or conditions contained in this Note or the Loan and Pledge Agreement (as hereinafter defined) or any other documents now or hereafter executed as security for this Note (collectively, the “Loan Documents”) continuing beyond, in each case, any applicable grace period as may be provided therein for the payment of such amount or the performance of such term, agreement, covenant or condition, then at the option of the holder of this note the entire indebtedness evidenced hereby, with interest accrued thereon, if any, shall become due and payable, and no omission on the part of the holder hereof to exercise such option when entitled to do so shall be construed as a waiver of such right so long as such default shall remain uncured. Notwithstanding anything contained herein or in the Loan Documents to the contrary, Asthmatx shall have (i) full recourse against the Collateral (as defined in the Loan and Pledge Agreement)

in connection with the repayment of the principal and accrued interest thereon, and (ii) full recourse up to the Recourse Amount (as hereinafter defined) against any other assets of the Borrower, The “Recourse Amount” as of any time shall mean (i) the principal amount hereof reduced by each payment of principal made by or on behalf of the Borrower from any source and (ii) the full amount of accrued interest under this Note (it being understood that the Borrower shall be personally obligated for the payments of interest and principal hereunder). All sums paid by the Borrower or otherwise received by Asthmatx on account of sums owing hereunder shall be applied first to payment of interest and any remainder shall be applied to reduce the principal balance of the Loan.
     The Borrower may prepay any portion of the amounts due under the Loan at any tune. If at any time the Borrower shall sell, transfer or otherwise dispose of the Collateral as defined in the Loan and Pledge Agreement for cash consideration, the Borrower shall be required to prepay this Note with the net-after-tax proceeds of such sale (less applicable brokerage commissions, underwriters discounts and other related expenses). In addition, to the extent that such net-aftertax proceeds are less than the aggregate exercise price of the Shares being sold, then it shall be a condition of Borrower’s sale of such Shares that Borrower pay to Asthmatx in cash, at the time of such sale, the difference between such aggregate exercise price of the Shares being sold and the net-after-tax proceeds of such sale. All prepayments, including the net-after-tax proceeds of such Sale (and any additional amounts paid pursuant to the immediately preceding sentence) shall be applied first to the payment of interest and any remainder shall be applied to reduce the principal balance of the Loan. Notwithstanding anything to the contrary herein, Borrower shall not sell, transfer or otherwise dispose of any Shares that are unvested and still subject to a right of repurchase pursuant to any Exercise Agreement.
     This note is secured by a certain loan and pledge agreement (the “Loan and Pledge Agreement”) of even date herewith granted by the Borrower in favor of Asthmatx. Asthmatx by its acceptance hereof, shall be entitled to the benefits, and subject to the terms of, the Loan and Pledge Agreement. In the event of any conflict between the terms of the Loan and Pledge Agreement and the terms of this Note, the terms of the Loan and Pledge Agreement shall control.
     If the Borrower conveys, transfers, assigns, encumbers, pledges or otherwise disposes of any legal or beneficial interest in the Collateral or any part thereof without Asthmatx’s prior written consent, Asthmatx may, at its option, require immediate payment of the entire indebtedness evidenced hereby, with accrued interest thereon, if any, as provided herein.
     The undersigned agrees to pay, upon maturity (by acceleration or otherwise), costs of collection, including reasonable attorneys’ fees.
     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder; nor shall any delay, omission or waiver on any occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.
     All rights and obligations hereunder shall be governed by and construed in accordance with the law of the State of California and this note shall be deemed to be under seal.

/s/ Glendon E. French

Glendon E. French, individually